                                                                 EXHIBIT (10)(k)

                           STOCK PURCHASE AGREEMENT

                                     AMONG

                             UNITED RENTALS, INC.

                                      AND

                 THE SHAREHOLDERS OF MERCER EQUIPMENT COMPANY

                         DATED AS OF OCTOBER 24, 1997
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                               TABLE OF CONTENTS
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                                       i
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                            STOCK PURCHASE AGREEMENT

     STOCK PURCHASE AGREEMENT, dated as of October 24, 1997 (the "Agreement"), is by and among United Rentals, Inc., a Delaware corporation (the "Purchaser"), and the shareholders of Mercer Equipment Company, a North Carolina corporation (the "Company"), listed on the signature pages hereof (collectively the "Sellers").

                              W I T N E S S E T H:

     WHEREAS, the Sellers own an aggregate of 16,667 shares of Class A Voting Common Stock, $1.00 par value (the "Class A Shares") and 150,000 shares of Class B Nonvoting Common Stock, $1.00 par value (the "Class B Shares" and, together with the Class A Shares, the "Shares"), of the Company, which Shares constitute all of the issued and outstanding shares of capital stock of the Company; and

     WHEREAS, the Sellers desire to sell to Purchaser, and Purchaser desires to purchase from the Sellers, the Shares for the purchase price and upon the terms and conditions hereinafter set forth; and

     WHEREAS, certain terms used in this Agreement are defined in Section 9.1 hereof;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereby agree as follows:

                                   ARTICLE I

                          SALE AND PURCHASE OF SHARES


     1.1  Sale and Purchase of Shares.  At the Closing (as hereinafter defined),
          ---------------------------
 upon the terms and subject to the conditions contained herein each Seller shall sell, assign, transfer, convey and deliver to the Purchaser, and the Purchaser shall purchase from each Seller, the Shares of such Seller set forth opposite such Seller's name on Annex A hereto.

                                   ARTICLE II

                             PURCHASE CONSIDERATION

     2.1  Amount of Purchase Price.  The purchase price for the Shares shall be
          ------------------------
an aggregate amount equal to $25,000,000 (the "Purchase Price"), subject to adjustment pursuant to the provisions of Sections 2.3, 2.4 and 2.5 hereof.

     2.2  Payment of Estimated Purchase Price.  The Purchaser shall pay the
          -----------------------------------
Estimated Purchase Price (as hereinafter defined) to the Sellers, less the Escrow Amount (as hereinafter defined), by wire transfer of immediately available funds into a trust account of Kennedy, Covington, Lobdell & Hickman L.L.P. designated by the Sellers' Representative for allocation among the Sellers in accordance with their pro-rata ownership of the Shares as set forth on Annex A.


     2.3  Determination of Purchase Price
          -------------------------------

     (a) The Sellers have prepared and delivered to the Purchaser an estimate of the Purchase Price Adjustment (as hereinafter defined) (the "Estimated Purchase Price Adjustment"). The "Estimated Purchase Price" paid by the Purchaser at Closing shall be the Purchase Price increased by the amount of the Estimated Purchase Price Adjustment if such Estimated Purchase Price Adjustment is a number greater than zero or decreased by the amount of the Estimated Purchase Price Adjustment if such Estimated Purchase Price Adjustment is a number less than zero.

     (b) As soon as practicable following the Closing Date, the Purchaser shall cause the Company to prepare and deliver to the Purchaser and the Sellers a balance sheet of the Company as at the close of business on the Closing Date (the "Closing Balance Sheet"). The Closing Balance Sheet shall be compiled by Webster, Duke & Co., P.A., ("Company's Accountants") and shall be prepared in accordance with GAAP applied on a basis consistent with that of the preceding fiscal year (subject to the absence of notes and to normal year-end adjustments). The Seller, the Purchaser and the Purchaser's accountants ("Purchaser's Accountants") shall have the opportunity to consult with and to examine the work papers, schedules and other documents prepared or reviewed by Company's Accountants in connection with the compilation of the Closing Balance Sheet and of the Purchase Price Certificate referred to in subparagraph (c) hereof.

     (c) The calculation of the Purchase Price Adjustment (as defined below) shall be made by the Company's Accountants, who shall render a certificate (the "Purchase Price Certificate") showing such calculation and stating that such calculation has been made in accordance with the provisions of this Article II hereof. The Purchase Price Certificate shall be delivered to the Purchaser and the Sellers as soon as practicable following the Closing Date but in no event later than 45 days thereafter.

     (d) The "Purchase Price Adjustment" shall equal the difference between (A) the aggregate of the Company's (i) cash and cash equivalents, (ii) accounts receivable (without regard to the allowance for doubtful accounts), finance accounts, advances, unearned insurance premiums, refundable non-highway use fuel taxes and notes receivable (including notes receivable from any Seller or Affiliate of any Seller) (the "Receivables") and (iii) prepaid expenses and (B) the total liabilities of the Company, as reflected on the Closing Balance Sheet or the Estimated Purchase Price Adjustment, as applicable.

     (e) The Purchaser and the Sellers' Representative shall have a period of twenty (20) days after delivery of the Closing Balance Sheet and the Purchase Price Certificate to present in writing to the Company's Accountants (with a copy to the Sellers or the Purchaser, as applicable) any objections the Purchaser or the Sellers' Representative on behalf of the Sellers, may have to any of the matters set forth therein, which objections shall be set forth in reasonable detail. If no objections are raised within such 20-day period, the Closing Balance Sheet and the determination of the Purchase Price Adjustment shall be deemed accepted and approved by the Purchaser and by the Sellers and
(i) within five business days thereafter, the Purchaser shall pay to the Sellers by wire transfer of immediately available funds to accounts designated by the Sellers within five business days thereafter, the amount, if any, by which the Purchase Price Adjustment shall exceed the amount of the Estimated Purchase Adjustment ("Positive Purchase Price Adjustment") and allocated among the Sellers in accordance with their pro-rata ownership of the Shares as set forth on Annex A or (ii) the Purchaser shall, to the extent of the Escrow Amount, collect from the Escrow (in which case the Purchaser and the Sellers' Representative shall give instructions to the Escrow Agent to permit the

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Purchaser to collect from the Escrow) or within five business days after the 20-
day period, be paid by the Sellers by wire transfer of immediately available funds to an account designated by the Purchaser, the amount, if any, by which the Estimated Purchase Adjustment shall exceed the Purchase Price Adjustment ("Negative Purchase Price Adjustment").

     (f) If the Purchaser or the Sellers' Representative shall raise any objections within the aforesaid 20-day period, the Company's Accountants and the Purchaser's Accountants shall attempt to resolve the matter or matters in dispute and, if resolved, such firms shall send a joint notice to the Purchaser and the Sellers stating the manner in which the dispute was resolved and a revised Purchase Price Certificate prepared in accordance with such resolution, whereupon the revised Purchase Price Certificate shall be final and binding on the parties hereto and the revised Positive Purchase Price Adjustment or Negative Purchase Price Adjustment as applicable shall be paid in accordance with the payment provisions of Section 2.4(e) hereof.

     If such dispute cannot be resolved by the Purchaser and the Sellers' Representative nor by such accounting firms within forty (40) days after the delivery of the Closing Balance Sheet, then the specific matters in dispute shall be submitted to another firm of independent public accountants mutually acceptable to the Purchaser and the Sellers' Representative, which firm shall make a final and binding determination as to such matter or matters and the revised Positive Purchase Price Adjustment or Negative Purchase Price Adjustment as applicable shall be paid in accordance with the payment provisions of Section 2.4(e) hereof.

     The parties agree to cooperate with each other and each other's authorized representatives and with any other accounting firm selected by the Purchaser and the Sellers' Representative in order that any and all matters in dispute shall be resolved as soon as practicable.

     (g) The fees and expenses hereunder of Company's Accountants and the Purchaser's Accountants shall be paid by the Sellers and the Purchaser, respectively, except that the fees and expenses of Company's Accountants in conducting the compilation as required by Section 2.3(b) hereof, shall be paid when due by the Purchaser, and those of the other accounting firm selected by the Purchaser and the Sellers' Representative pursuant to Section 2.4(f) hereof shall be paid one-half by the Purchaser and one-half by the Sellers.

     2.4  Equipment Adjustment.  The Rental Asset Listing attached as Schedule
          --------------------
2.4 sets forth, as of October 21, 1997, the asset description, make, model and original cost of all rental equipment inventory (the "Equipment") held for rent to customers as used in the preparation of the Closing Balance Sheet. The Equipment is Rental Ready (as defined below). Within 30 days following the Closing Date, the Purchaser shall complete a physical inventory of each item of Equipment on the Rental Asset Listing, including by visiting renters' locations as necessary to inspect such Equipment. The Purchase Price shall be (i) reduced for each item of Equipment listed on the Rental Asset Listing which is missing (or non-existing), not Rental Ready, or otherwise not available for rent to customers by the Company and not replaced with other like Equipment, but only to the extent the value (as calculated in the next sentence) of all such Equipment exceeds $50,000 (ii) increased for each item of Equipment listed on the Rental Asset Listing, which has a unit cost less than $7,500 (unless approved by Purchaser) and which was purchased by the Company subsequent to October 21, 1997; provided, however , without
      --------  -------

                                       3
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the written consent of the Purchaser, the aggregate of all such Equipment purchased shall not exceed $75,000; provided further, the Purchase Price shall
                                    -------- -------
be increased for all such Equipment purchased in the aggregate in excess of $75,000 if the purchase thereof was consented to by the Purchaser, and (iii) reduced for each item of Equipment sold by the Company subsequent to October 21, 1997 (collectively, the "Equipment Adjustment"). The reduction in the Purchase Price in item (i) above shall be calculated by the aggregate fair market value (as determined by the Purchaser and the Sellers' Representative) of all missing or unavailable Equipment and at the repair cost for all non-Rental Ready Equipment. Such repair cost with respect to any item of Equipment shall be determined based upon the cost of similar repair most recently performed by the Company to the same or similar item of such Equipment. In the event of a Purchase Price reduction due to an Equipment Adjustment, the Purchaser shall be entitled to be paid out of the Escrow Amount, and the Purchaser and the Sellers' Representative shall give instructions to the Escrow Agent to pay, an amount equal to such reduction within five business days of completion of the determination of the Equipment Adjustment. For purposes of this Agreement, an item of Equipment is "Rental Ready" only if it does not require any repairs in excess of $750 per item for those items having a net book value in excess of $25,000, in excess of $500 per item for those items having a net book value in excess of $10,000 but not in excess of $25,000, in excess of $200 per item for those items having a net book value in excess of $5,000 but not in excess of $10,000 and $100 per item for those items having a net book value not in excess of $5,000 per item. Any disputes as to the physical count, fair market value or Rental Readiness of any item of Equipment will, if possible, be resolved while the physical inventory of such Equipment is being taken. Any disputes not so resolved will be resolved by the dispute resolution provisions of Section 2.3(f) hereof.

     2.5  Receivables Adjustment.  The Sellers represent and warrant that
          ----------------------
all of the Receivables on the Closing Balance Sheet are good and valid and will be collectable by the Company not later than 120 days after the Closing Date. To the extent any Receivables existing on the Closing Date remain outstanding following such 120 day period, the Purchaser shall be entitled to be paid, and the Purchaser and the Sellers' Representative shall give instructions to the Escrow Agent to pay, out of the Escrow Amount an amount equal to the Receivables remaining unpaid at such time. Upon receipt of such payment in respect of the unpaid Receivables, the Company shall assign such unpaid Receivables to the Sellers' Representative for the benefit of the Sellers free and clear of any Liens and, if the Company receives any payment with respect to any such assigned Receivables, the Company shall promptly turn over to the Sellers' Representative for the benefit of the Sellers such payment in the form received, properly endorsed for transfer, if necessary. The Purchaser shall cause the Company to take all reasonable action, consistent with past practice to collect the Receivables and, unless otherwise specified in any remittance, collected Receivables will be applied against invoices on a "FIFO" basis. The Purchaser shall cause the Company to permit the Sellers and their representatives full access, during normal business hours, to the books and records of the Company relating to the Receivables.

     2.6  Escrow
          ------

     (a) At the Closing, $2,000,000 (the "Escrow Amount") of the Purchase Price shall be deposited by the Purchaser with First Union National Bank, a national banking association (the "Escrow Agent") pursuant to an escrow agreement mutually agreeable to the parties hereto (the "Escrow Agreement"). All interest and other income earned on the Escrow Amount shall, subject to Section 2.6(b) hereof, be disbursed by the Escrow Agent

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together with the Escrow Amount (collectively, the "Escrow") to the Sellers'
Representative for the benefit of the Sellers 120 days after the Closing Date (the "Escrow Expiration Date"); provided, however, that, in the event that the
                                --------  -------
Purchaser has prior to the Escrow Expiration Date delivered notice to the Escrow Agent and the Sellers that the Purchaser, in good faith, disputes the adjustment to the Purchase Price, the Equipment Adjustment or the Receivables Adjustment and setting for the amount of such dispute (the "Disputed Amount"), the Escrow Agent shall disburse to the Sellers' Representative for the benefit of the Sellers the sum of (i) the remaining Escrow less (ii) the Disputed Amount. Upon
                                            ----
resolution by the Purchaser and the Sellers' Representative of the Disputed Amount, the Escrow Agent shall disburse the Disputed Amount as so resolved.

     (b) To the extent there is any of the Escrow Amount remaining following the adjustment of the Purchase Price pursuant to Section 2.3 hereof, the Equipment Adjustment pursuant to Section 2.4 hereof and the Receivables Adjustment pursuant to Section 2.5 hereof, the Sellers shall be entitled to be paid in accordance with their pro-rata ownership of Shares as set forth on Annex A, and the Purchaser and Sellers' Representative shall give instructions to the Escrow Agent to pay out, any such amount within five business days of the determination of the last of such adjustments.

     (c) To the extent that the aggregate amount of the adjustments pursuant to Sections 2.3, 2.4 and 2.5 exceed the Escrow Amount, the Sellers shall pay the deficiency in the Escrow Amount to the Purchaser by wire transfer of immediately available funds not later than five business days after resolution of the calculation of such deficiency as provided in Section 2.3, 2.4 and 2.5, as applicable. The obligation to pay to the Purchaser any deficiency in the Escrow Amount shall be a joint and several obligation of the Sellers.

     2.7  Payment of Certain Company Debt. At the Closing, the Purchaser
          -------------------------------
shall, on behalf of the Company, pay in full all amounts then owing by the Company to the Persons specified in Schedule 2.7 and cause the obligations (including guarantees), if any, of the Sellers with respect thereto to be terminated, and the Purchaser shall cause the guaranty of Angus W. Mercer, Thomas J. Fletcher and William Mark Rigsbee with American Honda Motor Co., Inc. and the guaranty of William Mark Rigsbee with Stone Financing, Inc. to be terminated within thirty (30) days of the Closing Date.

                                  ARTICLE III

                            CLOSING AND TERMINATION


     3.1  Closing Date. The closing of the sale and purchase of the Shares
          ------------
provided for in Section 1.1 hereof (the "Closing") shall take place simultaneous with the execution of this Agreement at the offices of Kennedy Covington Lobdell & Hickman, L.L.P. located at 100 North Tryon Street, Suite 4200, Charlotte, North Carolina 28202-4006 on October 24, 1997. The date on which the Closing was held is referred to in this Agreement as the "Closing Date".


                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE SELLERS


     The Sellers hereby jointly and severally represent and warrant to the Purchaser that:

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     4.1  Organization and Good Standing.  The Company is a corporation duly
          ------------------------------
organized, validly existing and in good standing under the laws of the state of North Carolina, is qualified to do business and is in good standing as a foreign corporation in the state of South Carolina and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted. The Company is not, and is not required to be, qualified or authorized to do business as a foreign corporation in any other jurisdiction, the failure to so qualify or be authorized would result in a Material Adverse Change.

     4.2  Authorization of Agreement.  Each Seller has all requisite power,
          --------------------------
authority and legal capacity to execute and deliver, as applicable, this Agreement, an Employment Agreement substantially in the form of Exhibit A hereto (the "Employment Agreements"), an Escrow Agreement substantially in the form of Exhibit B hereto (the "Escrow Agreement"), a Non-Competition Agreement substantially in the form of Exhibit C hereto (the "Non-Competition Agreements"), a Consulting Agreement substantially in the form of Exhibit D hereto (the "Consulting Agreement") and each other agreement, document, or instrument or certificate contemplated by this Agreement to be executed by such Seller in connection with the consummation of the transactions contemplated by this Agreement (together with this Agreement, the Employment Agreements, the Escrow Agreement, the Non-Competition Agreement and the Consulting Agreement, the "Seller Documents"), and to consummate the transactions contemplated hereby and thereby. This Agreement and each of the other Seller Documents have been duly and validly executed and delivered by each Seller and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each of the other Seller Documents constitutes a legal, valid and binding obligation of each Seller, enforceable against each Seller in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

     4.3  Capitalization.
          --------------

     (a) The authorized capital stock of the Company consists of 200,000 Shares, of which 25,000 shares are Class A Shares and 175,000 shares are Class B Shares. As of the date hereof, there are 166,667 Shares issued and outstanding, of which 16,667 shares are Class A Shares and 150,000 shares are Class B Shares. All of the issued and outstanding Shares were duly authorized for issuance and are validly issued, fully paid and non-assessable. The Shares being acquired by the Purchaser hereunder constitute all of the outstanding shares of capital stock of the Company.

     (b) There is no existing option, warrant, call, right, commitment or other agreement of any character to which any Seller or the Company is a party requiring, and there are no securities of the Company outstanding which upon conversion or exchange would require, the issuance, sale or transfer of any additional shares of capital stock or other equity securities of the Company or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase shares of capital stock or other equity securities of the Company. Except as set forth on Schedule 4.3 (which agreements would terminate upon closing), none of the Sellers nor the Company is a party to any voting trust or other voting agreement with respect to any of the Shares or to any agreement relating to the issuance, sale, redemption, transfer or other disposition of the capital stock of the Company.

     4.4  No Subsidiaries. The Company does not, directly or indirectly,
          ---------------
own any stock or other equity interest in any other Person.

     4.5  Corporate Records
          -----------------.

     (a) The Sellers have delivered to the Purchaser true, correct and complete copies of the Articles of Incorporation certified by the Secretary of State of the State of North Carolina and By-laws of the Company, each certified by the secretary, assistant secretary or other appropriate officer of the Company.

     (b) The stock certificate books and stock transfer ledgers of the Company previously made available to the Purchaser are true, correct and complete. All stock transfer taxes levied or payable with respect to all transfers of shares of the Company prior to the date hereof, if any, have been paid and appropriate transfer tax stamps affixed, if required.

     4.6  Conflicts; Consents of Third Parties.
          ------------------------------------

     (a) Neither the execution, delivery and performance by any Seller of this Agreement and the other Seller Documents, nor compliance by any Seller with any of the provisions hereof or thereof will (i) conflict with, or result in the breach of, any provision of the Articles of Incorporation or By-laws of the Company, (ii) conflict with, violate, result in the breach or termination of, or constitute a default under any material note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which the Company or any Seller is a party or by which any of them or any of their respective properties or assets is bound, (iii) violate any statute, rule, regulation, order or decree of any governmental body or authority by which the Company or any Seller is bound, or (iv) result in the creation of any Lien upon the properties or assets of the Company, except, in the case of clause (ii), (iii) and (iv), for such violations, Liens, breaches or defaults as would not, individually or in the aggregate, result in a Material Adverse Change.

     (b) Except as set forth on Schedule 4.6 hereto, no consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of any Seller or the Company in connection with the execution and delivery of this Agreement or the other Seller Documents, or the compliance by each Seller or the Company, as the case may be, with any of the provisions hereof or thereof.

     4.7  Ownership and Transfer of Shares. Each Seller is the record and
          --------------------------------
beneficial owner of the Shares indicated as being owned by such Seller on Annex A, free and clear of any and all Liens, other than any restrictions imposed by any federal or state securities Laws. Annex A hereto sets forth, as of the date hereof, the name, address and social security number of each record or beneficial owner of Shares and the number and type of Shares so owned. Each Seller has the power and authority to sell, transfer, assign and deliver such Shares as provided in this Agreement, and such delivery will convey to the Purchaser good and marketable title to such Shares, free and clear of any and all Liens, other than any restrictions imposed by any federal or state securities Laws.

     4.8  Financial Statements. The Sellers have delivered to the Purchaser
          --------------------
copies of (i) the audited balance sheets of the Company as at December 31, 1990, 1991, 1992, 1993, 1994, 1995 and 1996 and the related audited statements of income and of cash flows of the Company for the years then ended and (ii) the unaudited balance sheet of the Company as at September 30, 1997 and the related statement of income of the Company for the nine (9) month period then ended (such audited and unaudited statements, including the related notes and schedules thereto, are referred to herein as the "Financial Statements"). Each of the Financial Statements is, and the Closing Balance Sheet when delivered will be, complete and correct in all material respects, has been (or will be) prepared in accordance with GAAP (subject to the absence of notes and to normal year-end adjustments in the case of the unaudited statements) and in conformity with the practices consistently applied by the Company without modification of the accounting principles used in the preparation thereof and presents (or will present) fairly the financial position, results of operations and cash flows of the Company as at the dates and for the periods indicated as applicable, in accordance with GAAP consistently applied, subject in the case of the unaudited Financial Statements and the Closing Balance Sheet to the absence of notes and a statement of cash flows and to normal year-end adjustments
     For the purposes hereof, the audited balance sheet of the Company as at December 31, 1996 is referred to as the "1996 Balance Sheet", December 31, 1996 is referred to as the "1996 Balance Sheet Date" and the unaudited balance sheet of the Company as at September 30, 1997 is referred to as the "September Balance Sheet".

     4.9  No Undisclosed Liabilities. Except as set forth on Schedule 4.9,
          --------------------------
the Company has no indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due) that would have been required to be reflected in, reserved against or otherwise described on the September Balance Sheet, the 1996 Balance Sheet or in the notes to the 1996 Balance Sheet in accordance with GAAP which was not fully reflected in, reserved against or otherwise described in the September Balance Sheet, the 1996 Balance Sheet or the notes to the 1996 Balance Sheet or was not incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date.


     4.10  Absence of Certain Developments.  Except as expressly contemplated
           -------------------------------
by this Agreement or as set forth on Schedule 4.10, since the 1996 Balance Sheet
Date:


     (i) there has not been any Material Adverse Change nor has there occurred any event which is reasonably likely to result in a Material Adverse Change;

     (ii) there has not been any damage, destruction or loss, whether or not covered by insurance, with respect to the property and assets of the Company having a replacement cost of more than $5,000 for any single loss;

     (iii) there has not been any declaration, setting aside or payment of any dividend or other distribution in respect of any shares of capital stock of the Company or any repurchase, redemption or other acquisition by any Seller or the Company of any outstanding shares of capital stock or other securities of, or other ownership interest in, the Company;

     (iv) The Company has not awarded or paid any bonuses to employees of the Company except to the extent accrued on the 1996 Balance Sheet or the September Balance Sheet or entered into any employment, deferred compensation, severance or similar agreement (nor amended any such agreement) that is not terminable at will or agreed to increase the compensation payable or to become payable by it to any of the Company's directors, officers or employees or agreed to increase the coverage or benefits available under any severance pay, termination pay, vacation pay, company awards, salary continuation for disability, sick leave, deferred compensation, bonus or other incentive compensation, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with such directors, officers, employees, agents or representatives (other than in each case in this Section 4.10(iv) normal increases in the ordinary course of business consistent with past practice and that in the aggregate have not resulted in a material increase in the benefits or compensation expense of the Company);

     (v) there has not been any change by the Company in accounting or Tax reporting principles, methods or policies;

     (vi) the Company has not entered into any transaction or Contract or conducted its business other than in the ordinary course consistent with past practice;

     (vii) the Company has not failed to promptly pay and discharge current liabilities except where disputed in good faith by appropriate proceedings;

     (viii) the Company has not made any loans, advances or capital contributions to, or investments in, any Person;

     (ix) the Company has not mortgaged, pledged or subjected to any Lien any of its assets, or acquired any assets or sold, assigned, transferred, conveyed, leased or otherwise disposed of any assets of the Company, except for assets acquired or sold, assigned, transferred, conveyed, leased or otherwise disposed of in the ordinary course of business consistent with past practice;

     (x) the Company has not discharged or satisfied any Lien, or paid any obligation or liability (fixed or contingent), except in the ordinary course of business consistent with past practice;

     (xi) the Company has not canceled or compromised any debt or claim or amended, canceled, terminated, relinquished, waived or released any Contract or right except in the ordinary course of business consistent with past practice;

     (xii) the Company has not made or committed to make any capital expenditures or capital additions or betterments outside of the ordinary course of business consistent with past practices;

     (xiii) the Company has not instituted or settled any material Legal Proceeding; and

     (xiv) neither the Sellers nor the Company has agreed to do anything set forth in this Section 4.10.

     4.11  Taxes.
           -----

     (a) The Company has properly and timely elected under Section 1362 of the Code, and under each analogous or similar provision of state or local law in each jurisdiction where the Company is required to file a Tax Return, to be treated as an "S" corporation for all taxable periods since its inception. There has not been any voluntary or involuntary termination or revocation of any such election.

     (b) Except as set forth on Schedule 4.11(a), (i) all Tax Returns required to be filed by or on behalf of the Company have been properly prepared and duly and timely filed with the appropriate taxing authorities in all jurisdictions in which such Tax Returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings), and all such Tax Returns were true, complete and correct in all material respects; and (ii) all amounts that are due from the Company with respect to the periods covered by such Tax Returns (including interest and penalties) have been fully and timely paid, and adequate reserves or accruals for Taxes have been provided in the Closing Balance Sheet with respect to any period for which Tax Returns have not yet been filed or for which Taxes are not yet due and owing.

     (c) The Company has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and has duly and timely withheld from employee salaries, wages and other compensation and has paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods under all applicable laws.

     (d) All federal and state income Tax Returns of the Company relating to the last three (3) taxable periods of the Company have been made available to the Purchaser. All income and franchise Tax Returns filed by or on behalf of the Company for the taxable years ended on the respective dates set forth on
Schedule 4.11(d) have been or are being audited by the relevant taxing authority. Except as set forth on Schedule 4.11(d), the Company has not filed for any extension to file any income or franchise Tax Return.

     (e) Except as set forth on Schedule 4.11(e), the Company has received no written claim by a taxing authority in a jurisdiction where the Company does not file Tax Returns such that it is or may be subject to taxation by that jurisdiction.

     (f) Except as set forth on Schedule 4.11(f), all deficiencies asserted or assessments made as a result of any examinations by the Internal Revenue Service or any other taxing authority of the Tax Returns of or covering or including the Company have been fully paid, and there are no other audits or, to the Knowledge of the Sellers, investigations by any taxing authority in progress, nor have the Sellers or the Company received any written notice or, to the Knowledge of the Sellers, oral notice from any taxing authority that it intends to conduct such an audit or investigation. No issue has been raised by a federal, state, local or foreign taxing authority in any current or prior examination which, by application of the same or similar principles, could reasonably be expected to result in a material deficiency for any subsequent taxable period.

     (g) Except as set forth on Schedule 4.11(g), neither the Company nor any other Person (including any of the Sellers) on behalf of the Company has (i) agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by the Company or has any Knowledge that the Internal Revenue Service has proposed any such adjustment or change in accounting method, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of the Company, (ii) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law with respect to the

Company, (iii) extended the time within which to file any Tax Return, which Tax Return has since not been filed or the assessment or collection of taxes, which taxes have not since been paid or (iv) granted any power of attorney with respect to any tax matter currently in force.

     (h) No property owned by the Company (i) is property required to be treated as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986, (ii) constitutes "tax-exempt use property" within the meaning of Section 168(h)(1) of the Code or (iii) is "tax-exempt bond financed property" within the meaning of Section 168(g) of the Code.

     (i) No Seller is a foreign person within the meaning of Section 1445 of the Code.

     (j) The Company is not a party to any tax sharing or similar agreement or arrangement (whether or not written).

     (k) There is no contract, agreement, plan or arrangement covering any person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by the Purchaser, or its Affiliates by reason of Section 280G of the Code.

     (l) The Company is not subject to any private letter ruling of the IRS or comparable rulings of other taxing authorities that are addressed expressly to the Company or the Sellers.

     (m) There are no Liens as a result of any unpaid Taxes upon any of the assets of the Company.

     (n) Except as set forth on Schedule 4.11(n), the Company has no elections in effect for federal income tax purposes under Sections 108, 168, 338, 441, 463, 472, 1017, 1033 or 4977 of the Code.

     (o) The Company has never owned any Subsidiaries and has never been a member of any consolidated, combined or affiliated group of corporations for any Tax purposes.

     4.12  Real Property.
           -------------

     (a) The Company owns no real property or interests in real property.
Schedule 4.12(a) sets forth a complete list of all real property and interests in real property leased by the Company (individually, a "Real Property Lease" and the real properties specified in such leases, being referred to herein individually as a "Company Property" and collectively as the "Company Properties") as lessee or lessor. The Company Properties constitute all interests in real property currently used or currently held for use in connection with the business of the Company and which are necessary for the continued operation of the business of the Company as the business is currently conducted. The Company has a valid and enforceable leasehold interest under each of the Real Property Leases, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity). The Company has not received any written notice of any material default or event that with notice or lapse of time, or both, would constitute a material default by the Company under any of the Real Property Leases. All of the Company Property, buildings, fixtures and improvements thereon owned or leased by the Company are in good operating condition and repair for items of comparable age (subject to normal wear and tear). The Sellers have delivered or otherwise made available to the Purchaser true, correct and complete copies of the Real Property Leases, together with all amendments, modifications or supplements, if any, thereto.

     (b) The Company has all material certificates of occupancy and Permits of any Governmental Body necessary to be possessed by it for the current use and operation of each Company Property, and the Company has fully complied with all material conditions of the Permits applicable to them. No material default or violation, or event that with the lapse of time or giving of notice or both would become material a default or violation, has occurred in the due observance of any Permit.

     (c) There does not exist any actual or, to the best Knowledge of the Sellers, threatened or contemplated condemnation or eminent domain proceedings in respect of any Company Property or any part thereof, and none of the Sellers has received any written notice of the intention of any Governmental Body to institute any condemnation or eminent domain proceedings in respect of any Company Property to take or use all or any part thereof.

     (d) None of the Sellers nor the Company has received any written notice from any insurance company that has issued a policy with respect to any Company Property requiring performance of any structural or other repairs or alterations to such Company Property.

     (e) The Company does not own or hold, and is not obligated under or a party to, any option, right of first refusal or other contractual right to purchase, acquire, sell, assign or dispose of any real estate or interest therein.

     4.13  Tangible Personal Property.
           --------------------------

     (a) Schedule 2.4 sets forth a list, as of October 21, 1997, of all Equipment owned or leased pursuant to a capital lease by the Company for lease or rent to its customers. Schedule 4.13(a) also sets forth a list, as of October 22 or September 30, 1997, as indicated on the list attached thereto, of all material tangible personal property (other than the Equipment) owned or leased by the Company ("Other Assets").

     (b) Except as set forth in Schedule 4.13(b), the Company has good and marketable title to all of the Equipment and Other Assets (except as sold or disposed of subsequent to the date indicated in Section 4.13(a) hereof in the ordinary course of business consistent with past practice), free and clear of any and all Liens other than the Permitted Exceptions. All such Other Assets are in good condition and repair for items of comparable age (ordinary wear and tear excepted).

     4.14  Intangible Property.  Other than generally available, "off-the-
           -------------------
shelf" items containing intellectual property, Schedule 4.14(a) contains a complete and correct list of each patent, trademark, trade name, service mark and copyright owned or used by

Company as well as all registrations thereof and pending applications therefor, and each license or other agreement relating thereto. Except as set forth on
Schedule 4.14, each of the foregoing is owned by the Company free and clear of all Liens and, to the Knowledge of Sellers, is not the subject of any ownership challenge. To the Knowledge of the Sellers, neither the Sellers nor the Company has received any written notice or otherwise knows or has reason to believe that any of the foregoing is invalid or conflicts with the asserted rights of others.

     4.15  Material Contracts.
           ------------------
Schedule 4.15 sets forth all of the following Contracts to which the Company is a party or by which it is bound (collectively, the "Material Contracts"):
(i) Contracts with any Seller or any current officer or director of the Company;
(ii) Contracts with any labor union or association representing any employee of the Company; (iii) Contracts for the sale of any of the assets of the Company other than in the ordinary course of business or for the grant to any person of any preferential rights to purchase any of its assets; (iv) Contracts containing covenants of the Company not to compete in any line of business or with any person in any geographical area or covenants of any other person not to compete with the Company in any line of business or in any geographical area; (v) Contracts relating to the acquisition by the Company of any operating business or the capital stock of any other person; (vi) Contracts relating to the borrowing of money; (vii) written Contracts under which the Company acts as a distributor, dealer or franchisor; or (viii) any other Contracts, including oral distributor, dealer or franchisor Contracts, which require the expenditure of more than $20,000 in the aggregate per Contract or $20,000 annually per Contract. There have been made available to the Purchaser or its representatives true and complete copies of all of the Material Contracts. Except as set forth on Schedule 4.15(a), all of the Material Contracts and other agreements are in full force and effect and are the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). Except as set forth on Schedule 4.15(b), the Company is not in default in any material respect under any Material Contracts, nor, to the Knowledge of any Seller, is any other party to any Material Contract in default thereunder in any material respect. Except as set forth on Schedule 4.6, no Material Contract requires notice to, or consent or approval of, any third party to the transactions contemplated by this Agreement.


     4.16  Employee Benefits.
           -----------------

     (a) Schedule 4.16(a) sets forth a complete and correct list of (i) all "employee benefit plans", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and any other pension plans or employee benefit arrangements, programs or payroll practices (including, without limitation, severance pay, vacation pay, company awards, salary continuation for disability, sick leave, retirement, deferred compensation, bonus or other incentive compensation, stock purchase arrangements or policies, hospitalization, medical insurance, life insurance and scholarship programs) as to which the Company has any obligation or liability (contingent or otherwise) ("Employee Benefit Plans") and (ii) all "employee pension benefit plans", as defined in Section 3(2) of ERISA, maintained by the Company or any trade or business (whether or not incorporated) which are under control, or which are treated as a single employer, with Company under Section 414(b), (c), (m) or (o) of the Code ("ERISA Affiliate") or to which the Company or any ERISA Affiliate contributed or is obligated to contribute thereunder ("Pension Plans").

     (b) No Pension Plan is subject to Title IV of ERISA.

     (c) Each of the Employee Benefit Plans and Pension Plans intended to qualify under Section 401 of the Code ("Qualified Plans") so qualify and the trusts maintained thereto are exempt from federal income taxation under Section 501 of the Code, and, except as disclosed on Schedule 4.16(c), nothing has occurred with respect to the operation of any such plan which could cause the loss of such qualification or exemption or the imposition of any material liability, penalty or tax under ERISA or the Code.

     (d) All contributions and premiums required by law or by the terms of any Employee Benefit Plan or Pension Plan or any agreement relating thereto have been timely made (without regard to any waivers granted with respect thereto) to any funds or trusts established thereunder or in connection therewith, and no accumulated funding deficiencies exist in any of such plans subject to Section 412 of the Code.

     (e) There are no pending Legal Proceedings which have been asserted or instituted against any of the Employee Benefit Plans or Pension Plans, the assets of any such plans or the Company, or the plan administrator or any fiduciary of the Employee Benefit Plans or Pension Plans with respect to the operation of such plans (other than routine, uncontested benefit claims), and there are no facts or circumstances which could form the basis for any such Legal Proceeding.

     (f) Each of the Employee Benefit Plans and Pension Plans has been maintained, in all material respects, in accordance with its terms and all provisions of applicable Law. All amendments and actions required to bring each of the Employee Benefit Plans and Pension Plans into conformity in all material respects with all of the applicable provisions of ERISA and other applicable Laws have been made or taken except to the extent that such amendments or actions are not required by law to be made or taken until a date after the Closing Date.

     (g) Neither the Company nor any ERISA Affiliate has terminated any Employee Benefit Plan or Pension Plan subject to Title IV of ERISA, or incurred any outstanding liability under Section 4062 of ERISA to the Pension Benefit Guaranty Corporation or to a trustee appointed under Section 4042 of ERISA.

     (h) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment becoming due to any employee of Company; (ii) increase any benefits otherwise payable under any Employee Benefit Plan or Pension Plan; or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

     (i) No stock or other security issued by Company forms or has formed a material part of the assets of any Employee Benefit Plan or Pension Plan.

     4.17  Labor; Personnel.
           ----------------

     (a) Schedule 4.17(a) sets forth a complete list, as of the Closing Date, of all officers, directors and employees (by type or classification) of the Company and their respective rates of compensation, including (i) the portions thereof attributable to bonuses, (ii) any other salary, bonus, stock option, equity participation, or other compensation arrangement made with or promised to any of them, and (iii) copies of all employment agreements with non-union officers, directors and employees.

     (b) The Company is not party to any labor or collective bargaining agreement and there are no labor or collective bargaining agreements which pertain to employees of the Company. No employees of the Company are represented by any labor organization. No labor organization or group of employees of the Company has made a pending written demand to the Company for recognition, and there are no representation proceedings or petitions seeking a representation proceeding presently pending or, to the best Knowledge of the Sellers, threatened to be brought or filed, with the National Labor Relations Board or other labor relations tribunal. To the Knowledge of the Sellers, there is no organizing activity involving the Company pending or threatened by any labor organization or group of employees of the Company.

     (c) There are no (i) strikes, work stoppages, slowdowns, lockouts or arbitrations or (ii) material grievances or other material labor disputes pending or, to the best Knowledge of any Seller, threatened against or involving the Company. There are no unfair labor practice charges, grievances or complaints pending or, to the best Knowledge of any Seller, threatened by or on behalf of any employee or group of employees of the Company.

     4.18  Litigation. Except as set forth in Schedule 4.18, there is
           ----------
 no suit, action, proceeding, investigation, claim or order of which the Company has had notice pending before any court, or before any governmental department, commission, board, agency, or instrumentality or, to the Knowledge of the Sellers, threatened against the Company (or to the Knowledge of the Sellers or the Company, pending or threatened, against any of the officers, directors or key employees of the Company with respect to their business activities on behalf of the Company), or to which the Sellers or the Company is otherwise a party, which would reasonably be expected to result in a judgment in excess of $100,000 to the Company. Except as set forth in Schedule 4.18, the Company is not subject to any judgment, order or decree of any court or governmental agency that is not of general application, and the Company is not engaged in any legal action to recover monies due it or for damages sustained by it.


     4.19  Compliance with Laws; Permits.
           -----------------------------
     (a) The Company is in compliance in all material respects with all Laws applicable to the Company or to the conduct of the business or operations of the Company or the use of its properties (including any leased properties) and assets as now used. Except as set forth on Schedule 4.19(a), the Company has received no notice from any party asserting that the Company has violated any Laws.

     (b) Schedule 4.19(b) sets forth a full and complete list of all Permits owned by or issued to the Company and which are material to the operation of the business of the Company or now conducted. Such Permits constitute all Permits necessary in the operation of the business of the Company as currently conducted. All of such Permits are valid and in full force and effect and there are no proceedings pending, or to the Knowledge of the Sellers, threatened which may result in the revocation, cancellation, suspension or material adverse modification of any such Permit.

     4.20  Environmental Matters.  Except as set forth on Schedule 4.20 hereto:
           ---------------------

     (a) the operations of the Company are in compliance with all applicable Environmental Laws and all permits issued pursuant to Environmental Laws;

     (b) the Company has obtained all material permits required under all applicable Environmental Laws necessary to operate its business;

     (c) the Company is not the subject of any outstanding written order or Contract with any governmental authority or person respecting (i) Environmental Laws, (ii) Remedial Action or (iii) any Release or threatened Release of a Hazardous Material;

     (d) the Company has not received any written communication or, to the Knowledge of the Sellers, any other communication alleging either or both that the Company may be in violation of (i) any Environmental Law or (ii) any permit issued pursuant to any Environmental Law, or that the Company may have any liability under any Environmental Law;

     (e) the Company does not have any material contingent liability in connection with any Release of any Hazardous Materials into the indoor or outdoor environment (whether on-site or off-site);

     (f) to the Sellers' Knowledge, there are no investigations by any Governmental Body of the business, operations, or currently owned, operated or leased property of the Company pending or threatened which could lead to the imposition of any material liability pursuant to Environmental Law;

     (g) to the Sellers' Knowledge there is not located at any of the properties of the Company any (i) underground storage tanks ("UST"), (ii) asbestos-containing material necessitating immediate abatement or (iii) equipment containing polychlorinated biphenyls necessitating immediate removal or remediation;

     (h) the Sellers have provided to the Purchaser all material environmentally related audits, studies, reports, analyses, and results of investigations that have been performed and provided to the Company with respect to the currently or previously owned, leased or operated properties of the Company during the time that the Company owned, leased or operated such property and that are in the Company's possession and reduced to writing;

     (i) As to each UST, Schedule 4.20(i) sets forth to the extent available to the Company (1) the location of the UST currently or formerly owned by the Company, and whether the Company currently owns or leases the property on which the UST is located (and if the Company does not currently own or lease such property, the dates on which it did and the current owner or lessee of such property); (2) the approximate date of installation and specific use or uses of the UST; (3) a copy of each notice to or from a governmental body or agency relating to the UST; (4) other material records with regard to the UST, including, without limitation, repair records, financial assurance compliance records and records of ownership; and (5) to the extent not otherwise set forth pursuant to the above, a summary description of instances, past or present, in which, to the Seller's Knowledge, the UST failed to meet applicable standards and regulations in any material respect for tightness or otherwise and the extent of such failure, and any other material operational or environmental problems with regard to the UST, including, without limitation, spills, including spills in connection with delivery of materials to the UST, releases from the UST and soil contamination.

     4.21  Insurance.  Schedule 4.21 sets forth (i) a complete and accurate
           ---------
list of all policies of insurance of any kind or nature covering the Company or any of its employees (as employees), properties or assets, including, without limitation, policies of life, disability, fire, theft, workers compensation, employee fidelity and other casualty and liability insurance; and (ii) as to each such policy, the name of the insurer, the type of risks insured, the deductible and limits of coverage and the annual premium therefor. All such policies are in full force and effect, and, to the Sellers' Knowledge, the Company is not in default of any provision thereof.


     4.22  Related Party Transactions.  Except as set forth on Schedule 4.22,
           --------------------------
neither the Sellers nor any of their respective Affiliates has borrowed any moneys from the Company which has not been repaid or has outstanding any indebtedness or other similar obligations to the Company. Except as set forth in
Schedule 4.22, none of the Sellers, any Affiliate of the Company or the Sellers or any officer or employee of the Company (i) to the Knowledge of the Sellers, owns any direct or indirect interest of any kind in (other than any interest of less than 5% in any in any Person subject to the reporting requirements of the Exchange Act of 1934, as amended), or controls or is a director, officer, employee or partner of, or consultant to, or lender to or borrower from or has the right to participate in the profits of, any Person which is (A) a competitor, supplier, customer, landlord, tenant, creditor or debtor of the Company, (B) engaged in a business related to the business of the Company, or
(C) a participant in any transaction to which the Company is a party or (ii) is a party to any Contract with the Company.


     4.23  Banks.  Schedule 4.23 contains a complete and correct list of the
           -----
names and locations of all banks in which the Company has accounts or safe deposit boxes and the names of all persons authorized to draw thereon or to have access thereto. Except as set forth on Schedule 4.23(a), no person holds a power of attorney to act on behalf of the Company.

     4.24  Product Quality, Warranty Claims, Product Liability.  All products
           ---------------------------------------------------
and services sold, rented, leased, provided or delivered by the Company to customers on or prior to the Closing Date conform or will conform in all material respects to applicable contractual commitments, express and implied warranties, product and service specifications and quality standards made or established by the Company and, to the knowledge of the Sellers, those of the manufacturer thereof, as applicable. To the Knowledge of the Sellers, the Company has no liability for replacement or repair of any such product or other damages in connection therewith other than warranty repairs in the ordinary course of business consistent with past practices. Except as set forth on
Schedule 4.24, no product or service sold, leased, rented, provided or delivered by the Company to customers on or prior to the Closing Date is subject to any guaranty, warranty or other indemnity beyond the applicable standard terms and conditions of sale, rent or lease. Except as set forth on Schedule 4.24, the Company has no liability arising out of any injury to a person or property as a result of the ownership, possession, provision or use of any Equipment, product or service sold, rented, leased, provided or delivered by the Company on or prior to the Closing Date. There has been no product liability claim asserted in writing against the Company since January 1, 1991, whether covered by insurance or not and whether litigation has resulted or not.

     4.25  No Misrepresentation.  No representation or warranty of any Seller
           --------------------
contained in this Agreement or in any schedule hereto or in any certificate or other instrument furnished by any Seller to the Purchaser pursuant to the terms hereof, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.


     4.26  Brokers; Finders.  No Person has acted, directly or indirectly, as
           ----------------
a broker or finder for the Sellers or the Company in connection with the transactions contemplated by this Agreement for which such Person is entitled to any fee or commission or like payment in respect thereof.

                                   ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF PURCHASER


     The Purchaser hereby represents and warrants to the Sellers that:

     5.1  Organization and Good Standing.  The Purchaser is a corporation duly
          ------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware.

     5.2  Authorization of Agreement.  The Purchaser has full corporate power
          --------------------------
and authority to execute and deliver this Agreement, the Employment Agreements, the Escrow Agreement, the Non-Competition Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement to be executed by the Purchaser in connection with the consummation of the transactions contemplated hereby and thereby (together with this Agreement, the Employment Agreements, the Escrow Agreement and Non-Competition Agreement, the "Purchaser Documents"), and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Purchaser of this Agreement and each other Purchaser Document have been duly authorized by all necessary corporate action on behalf of the Purchaser. This Agreement and each other Purchaser Document have been duly executed and delivered by the Purchaser and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement and each other Purchaser Document constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

     5.3  Conflicts; Consents of Third Parties.
          ------------------------------------

     (a) Neither the execution, delivery and performance by the Purchaser of this Agreement and the other Purchaser Documents nor the compliance by the Purchaser with any of the provisions hereof or thereof will (i) conflict with, or result in the breach of, any provision of the certificate of incorporation or by-laws of the Purchaser, (ii) conflict with, violate, result in the breach of, or constitute a default under any note, bond, mortgage, indenture, license, agreement or other obligation to which the Purchaser is a party or by which the Purchaser or its properties or assets are bound or (iii) violate any statute, rule, regulation, order or decree of any governmental body or authority by which the Purchaser is bound, except, in the case of clauses (ii) and (iii), for such violations, breaches or defaults as would not, individually or in the aggregate, have a material adverse effect on the business, properties, results of operations, prospects, conditions (financial or otherwise) of the Purchaser, taken as a whole.

     (b) No consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of the Purchaser in connection with the execution and delivery of this Agreement or the other Purchaser Documents or the compliance by Purchaser with any of the provisions hereof or thereof.

     5.4  Litigation.  There are no Legal Proceedings pending or, to
          ----------
the best Knowledge of the Purchaser, threatened that are reasonably likely to prohibit or restrain the ability of the Purchaser to enter into this Agreement or consummate the transactions contemplated hereby.


     5.5  Investment Intention.  The Purchaser is acquiring the Shares for
          --------------------
its own account, for investment purposes only and not with a view to the distribution (as such term is used in Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act"), thereof. Purchaser understands that the Shares have not been registered under the Securities Act and cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.


     5.6  Brokers; Finders.  No Person has acted, directly or indirectly,
          ----------------
as a broker or finder for the Purchaser in connection with the transactions contemplated by this Agreement for which such Person is entitled to any fee or commission or like payment in respect thereof.


     5.7  HRS Filing.  The Purchaser is not required to file a Notification
          ----------
and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, with respect to the transactions contemplated by this Agreement.

                                  ARTICLE VI


                              DOCUMENTS DELIVERED


     6.1  Deliveries by the Sellers.  At the Closing, the Sellers shall deliver,
          -------------------------
or cause to be delivered, to the Purchaser the following:

     (a) stock certificates representing the Shares, duly endorsed in blank or accompanied by stock transfer powers and with all requisite stock transfer tax stamps attached;

     (b) the opinion of Kennedy Covington Lobdell & Hickman, L.L.P., counsel to the Seller;

     (c)  executed copies of the Leases;

     (d) a Non-Competition Agreement, duly executed by each Seller;

     (e) Employment Agreements, between the Company and each of William Mark Rigsbee and Thomas James Fletcher;

     (f) a Consulting Agreement, between the Company and Angus Wilton Mercer;

     (g) written resignations of each of the officers and directors of the Company;

     (i) certificates of good standing with respect to the Company issued by the Secretary of State of the State of North Carolina and for each state in which the Company is qualified to do business as a foreign corporation;

     (j) a copy of a Power of Attorney appointing the Seller's Representatives;

     (k) UCC termination statements, releases or other similar documentation evidencing satisfaction of the indebtedness required to be paid pursuant to
Section 2.7 hereof;

     (l) an executed copy of the Escrow Agreement; and

     (m) such other documents as the Purchaser reasonably requested.

     6.2  Deliveries by the Purchaser.  At the Closing, the Purchaser shall
          ---------------------------
deliver, or cause to be delivered, to the Sellers (or the Escrow Agent with respect to Section 6.2(b) hereof or the Persons listed on Schedule 2.7 with respect to Section 6.2(c) hereof) the following:


     (a) the Purchase Price referred to in Section 2.2(a) hereof;

     (b) the Escrow Amount referred to in Section 2.6 hereof together with an executed copy of the Escrow Agreement;

     (c) the amounts due in accordance with Section 2.7 hereof;

     (d)  executed copies of the Leases;

     (e) a Non-Competition Agreement with each letter, duly executed by each the Purchaser;

     (f) Employment Agreements, between the Company and each of William Mark Rigsbee and Thomas James Fletcher;

     (g) a Consulting Agreement, between the Company and Angus Wilton Mercer;

     (h) the opinion of Weil, Gotshal & Manges LLP, counsel to the Purchaser;
and

     (i) such other documents as the Sellers reasonably requested.

                                  ARTICLE VII

                                INDEMNIFICATION

     7.1  Indemnification.
          ---------------

     (a) Subject to Section 7.2 hereof, the Sellers hereby agree to jointly and severally indemnify and hold the Purchaser, the Company, and their respective directors, officers, employees, Affiliates, agents, successors and assigns (collectively, the "Purchaser Indemnified Parties") harmless from and against:

     (i) any and all losses, liabilities, obligations, damages, costs and expenses (collectively, "Losses") based upon, attributable to or resulting from the failure of any representation or warranty of the Sellers set forth in Article IV hereof, or any representation or warranty contained in any certificate delivered by or on behalf of the Sellers pursuant to this Agreement, to be true and correct in all respects as of the date made;

     (ii) any and all Losses based upon, attributable to or resulting from the breach of any covenant or other agreement on the part of the Sellers under this Agreement;

     (iii) any and all Losses (including any loss of use of Company Property or any of the tangible personal property of the Company), arising from the use, operation or existence of any UST on any property owned or leased by the Company on or prior to the Closing Date;

     (iv) any and all Losses in respect of any and all Taxes of the Company for all periods (or portions thereof) ending on or prior to the Closing Date for which no accrual has been made on the September Balance Sheet; and

     (v) any and all notices, actions, suits, proceedings, claims, demands, assessments, judgments, costs, penalties and expenses, including attorneys' and other professionals' fees and disbursements (collectively, "Expenses") incident to any and all Losses with respect to which indemnification is provided hereunder.

     (b) Purchaser hereby agrees to indemnify and hold the Sellers and their respective Affiliates, agents, successors and assigns (collectively, the "Seller Indemnified Parties") harmless from and against:

     (i) any and all Losses based upon, attributable to or resulting from the failure of any representation or warranty of the Purchaser set forth in
     Article V hereof, or any representation or warranty contained in any certificate delivered by or on behalf of the Purchaser pursuant to this Agreement, to be true and correct as of the date made;

     (ii) any and all Losses based upon, attributable to or resulting from the breach of any covenant or other agreement on the part of the Purchaser under this Agreement; and

     (iii) any and all Losses based upon, attributable to or resulting form the failure of the Purchaser to abide by its notice to Sellers' Representative pursuant to Section 8.1(b)(i) relating to whether it will make the Election.

     (iv) any and all Expenses incident to the foregoing.

     7.2  Limitations on Indemnification.  Notwithstanding anything in this
          ------------------------------
Agreement to the contrary:

     (a) An indemnifying party shall not have any liability under Section 7.1(a)(i), (ii) and (iii) or Section 7.1(b)(i) and (ii) hereof unless the aggregate amount of Losses and Expenses to the indemnified parties finally determined to arise thereunder based upon, attributable to or resulting from the failure of any representation or warranty to be true and correct, other than the representations and warranties set forth in Sections 4.2, 4.3, 4.7, 4.11, 4.26,
5.2 and 5.6 hereof, exceeds $250,000 (the "Basket") and, in such event, the indemnifying party shall be required to pay the entire amount of such Losses and Expenses in excess of $250,000 (the "Deductible"). The maximum amount of Losses and Expenses, in the aggregate together with all other Losses and Expenses, which either the Sellers, in the aggregate, or the Purchaser shall be liable hereunder shall not exceed fifty percent (50%) of the Purchase Price, as adjusted pursuant hereto.

     (b) Except with respect to the Employment Agreements, the Non-Competition Agreements and the Consulting Agreement, neither the Purchaser nor the Sellers shall have any liability or responsibility in any manner whatsoever to the other whether for indemnification or otherwise with respect to any matter arising out of or in connection with this Agreement or any instrument or document delivered in connection herewith and Article VII hereof provides the exclusive remedy and cause of action of the Seller Indemnified Parties and the Purchase Indemnified Parties against the Purchaser and the Sellers, respectively, with respect to any matter arising out of or in connection with this Agreement or any instrument or document delivered in connection herewith.

     (c) With respect to the incurrence of any Losses and Expenses indemnifiable hereunder and dealing with any Claim indemnifiable hereunder under Section 7.4 hereof, the Purchaser and each of the Sellers as Indemnified Parties agree to act as would a reasonable and prudent person to whom no indemnity were available. The Purchaser shall, and shall cause the Company to, allow the Sellers and their representatives access at all reasonable times during normal business hours to the records and files, correspondence, audits and properties reasonably pertaining or relating to any Claim as the Sellers or their representatives may request.

     (d) Neither the Purchaser nor the Sellers shall have any liability for any Losses or Expenses otherwise indemnifiable hereunder with respect to which a Notice of Claim is not delivered to the indemnifying party no later than, with respect to any Claim relating to Section 4.2, 4.3, 4.7, 4.11, 4.26, 5.2 or 5.6 hereof, thirty (30) days after the date on which the applicable statute of limitations would have run, with respect to any Claim relating to Section 4.20 or 7.1(a)(iii) hereof, thirty (30) days after the three (3) year anniversary of the Closing Date, and, with respect to any other representation, warranty, covenant or agreement, thirty (30) days after the eighteen (18) month anniversary of the Closing Date.

     (e) The amount of any Losses and Expenses indemnifiable hereunder shall be reduced by the amount of (i) any tax benefits actually realized (taking into account Purchaser's loss of any tax benefit as a result of the Election) by the Purchaser Indemnified Parties or the Seller Indemnified parties, as applicable,
(ii) insurance proceeds net of premium increases reasonably anticipated to result therefrom and (iii) proceeds or amount from third parties (regardless of when received but only if actually received), in each case of clauses (i), (ii) and (iii) in connection with or as a result of such Losses and Expenses.

     (f) The Sellers shall no liability with respect to any breach of any representation or warranty in this Agreement or in any instrument or document delivered pursuant to this Agreement to the extent (but only to the extent) that the adjustments to the Purchase Price set forth in Article II hereof cover the same subject matter.

     (g) The Sellers shall have no liability with respect to any breach of
Section 4.2 hereof relating to the Employment Agreements, the Non-Competition Agreements or the Consulting Agreement, provided that this Section 7.2(g) shall not limit, modify or otherwise affect in any manner the rights and remedies of the parties to the Employment Agreements, the Non-Competition Agreements and the Consulting Agreement as provided therein.

     7.3  Survival of Representations and Warranties
          ------------------------------------------

 . The parties hereto hereby agree that the representations, warranties, covenants and agreements, including Section 7.1 hereof, contained in this Agreement or in any certificate, document or instrument delivered in connection herewith, shall survive the execution and delivery of this Agreement, and the Closing hereunder, regardless of any investigation made by the parties hereto, for a period of eighteen (18) months from the Closing Date; provided, however,
                                                            -----------------
that the representations and warranties contained in Sections 4.2, 4.3, 4.7, 4.11, 4.26, 5.2 and 5.6 hereof shall survive for periods coterminous with any applicable statutes of limitation; provided, further, that the representations
                                   --------  -------
and warranties contained in Section 4.20 hereof and the indemnification provided in Section 7.1(a)(iii) hereof shall survive for a period of three (3) years from the Closing Date; and provided, further, that any representation or warranty on
                      --------  -------
which a claim for indemnification has been made in good faith within the applicable time limit set forth in Section 7.4 hereof shall survive, with respect to such claim only, until resolution of such claim pursuant to Section
7.4 hereof.


     7.4  Indemnification Procedures.
          --------------------------

     (a) In the event that any Legal Proceedings shall be instituted or that any claim or demand in respect of which payment may be sought under Section 7.1 hereof (regardless of the Basket or the Deductible referred to above) (collectively, a "Claim") shall be instituted or asserted by any Person, the indemnified party shall reasonably and promptly cause written notice of the assertion of such Claim (a "Notice of Claim") to be delivered to the indemnifying party no later than, with respect to any Claim relating to Section 4.2, 4.3, 4.7, 4.11, 4.26, 5.2 or 5.6,hereof the date on which the applicable statute of limitations would have run or, with respect to Section 4.20 hereof and the indemnification pursuant to Section 7.1(a)(iii) hereof, the three (3) year anniversary of the Closing Date, and, with respect to any other representation, warranty, covenant or agreement, the eighteen (18) month anniversary of the Closing Date, which Notice of Claim shall set forth in reasonable detail the basis upon which indemnification is sought and the specific nature of the Claim and shall include or be accompanied by any available documents supporting the Claim. The indemnified party shall continue to provide prompt notice to the indemnifying party of any material developments with respect to such Claim of which it has Knowledge. The indemnifying party shall have the right, at its sole option and expense, to be represented by counsel of its choice, which must be reasonably satisfactory to the indemnified party, and to defend against, negotiate, settle or otherwise deal with any Claim which relates to any Losses indemnified against hereunder; provided however, that the Purchaser shall have the right to control
           -------- -------
the defense to the extent of any claim seeking equitable relief or Remedial Action. If the indemnifying party elects to defend against, negotiate, settle or otherwise deal with any Claim which relates to any Losses indemnified against hereunder, it shall within ten (10) business days (or sooner, if the nature of the Claim so requires) notify the indemnified party of its intent to do so. If the indemnifying party elects not to defend against, negotiate, settle or otherwise deal with any Claim which relates to any Losses indemnified against hereunder, fails to notify the indemnified party of its election as herein provided or contests its obligation to indemnify the indemnified party for such Losses under this Agreement, the indemnified party may defend against, negotiate, settle or otherwise deal with such Claim. If the indemnified party defends any Claim, then the indemnifying party shall reimburse the indemnified party for the Expenses of defending such Claim upon submission of periodic bills. If the indemnifying party shall assume the defense of any Claim, the indemnified party may participate, at his or its own expense, in the defense of such Claim; provided, however, that such indemnified party shall be entitled to
            --------  -------
participate in any such defense with separate counsel at the expense of the indemnifying party if, (i) so requested by the indemnifying party to participate or (ii) in the reasonable opinion of counsel to each of the indemnified party and the indemnifying party, a conflict or potential conflict exists between the indemnified party and the indemnifying party that would make such separate representation advisable; and provided, further, that the indemnifying
                              --------  -------
party shall not be required to pay for more than one such counsel for all indemnified parties in connection with any Claim. The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such Claim.

     (b) After any final judgment or award shall have been rendered by a court, arbitration board or administrative agency of competent jurisdiction and the expiration of the time in which to appeal therefrom, or a settlement shall have been consummated, or the indemnified party and the indemnifying party shall have arrived at a mutually binding agreement with respect to a Claim hereunder, the indemnified party shall forward to the indemnifying party notice of any sums due and owing by the indemnifying party pursuant to this Agreement with respect to such matter and the indemnifying party shall be required to pay all of the sums so due and owing to the indemnified party by wire transfer of immediately available funds within 10 business days after the date of such notice.

     (c) Except as provided in Section 7.5 hereof, the failure of the indemnified party to give reasonably prompt notice of any Claim and continuing notice of any material developments with respect to such Claim shall not release, waive or otherwise affect the indemnifying party's obligations with respect thereto except to the extent that the indemnifying party can demonstrate actual loss and prejudice as a result of such failure.

     7.5  Right of Set Off.  The Purchaser may, but shall not be  obligated to,
          ----------------
set off against any and all payments due Sellers out of the Escrow Amount, any amount to which any Purchaser Indemnified Party is entitled hereunder. Such right of set off shall be separate and apart from any and all other rights and remedies that such persons may have against the Sellers or their successors. Notwithstanding the foregoing, no Notice of Claim of which the Claim is disputed by the Sellers or the Sellers' Representative and the Purchaser shall affect or otherwise restrict the disbursement provisions set forth in Section 2.6 hereof.

                                  ARTICLE VIII

                                  TAX MATTERS


     8.1  Tax Matters.
          -----------

     (a) The Sellers and the Purchaser agree to treat any indemnity payment made pursuant to Article VII as an adjustment to the Purchase Price for federal, state, local and foreign income tax purposes.

     (b) (i) At the election of the Purchaser, the Sellers and the Purchaser shall file an election under Section 338(h)(10) of the Code and under any comparable provisions of state, local, or foreign law with respect to the purchase of the Shares (the "Election"). No later than February 15, 1998, the Purchaser shall notify the Sellers' Representative whether the Purchaser will make the Election. If the Election is made, the Election Tax Cost (as determined hereunder) shall be paid as additional Purchase Price by the Purchaser to the Sellers' Representative for the benefit of the Sellers and the Sellers and the Purchaser shall report, in connection with the determination of Taxes, the transactions contemplated by this Agreement in a manner consistent with the Election, the computation of the Election Tax Cost, the Modified Aggregate Deemed Sales Price (as defined below) and the Deemed Sales Price Allocation (as defined below). The Sellers and the Purchaser shall take no action which is inconsistent with the Election or its validity under the Code and the applicable Treasury Regulations.

     (ii) On the Closing Date, the Sellers shall execute and deliver to Ernst & Young five copies of Internal Revenue Service Form 8023-A provided by the Purchaser and any similar forms under applicable state, local or foreign law (the "Election Forms") which shall be released to the Purchaser upon the Purchaser's payment of the Election Tax Cost to the Sellers' Representative for the benefit of the Sellers.

     (iii) As soon as practicable after the Closing Date, the Purchaser shall deliver to the Sellers a written notice of its intention to file the Election, together with the Purchaser's calculation of (A) the Modified Aggregate Deemed Sales Price, (B) the allocation thereof among the assets of the Company in accordance with the principles of Treasury Regulation (S)1.338(h)(10)- 1(f)(1)(ii) (the "Deemed Sales Price Allocation") and (C) the Election Tax Cost. The term "Modified Aggregate Deemed Sales Price" shall mean an amount resulting from the Election, determined pursuant to Treasury Regulation (S)1.338(h)(10)- 1(f) without regard to items described in Treasury Regulation (S)1.338(h)(10)- 1(f)(4) (provided that the Sellers may take such items into account in filing Tax Returns). The term "Election Tax Cost" shall mean, with respect to each Seller, (A) the excess, if any, of (x) the net ordinary income and capital gain recognized by such Seller as a consequence of the Election multiplied by such Seller's net effective federal and state income tax rate applicable to ordinary income and capital gain, as the case may be, in effect on the Closing Date, over
(y) the net long-term capital gain that would have been recognized by such Seller on the sale of his Shares if the Election had not been made multiplied by such Seller's net effective federal and state income tax rate applicable to long-term capital gain on the sale of stock, divided by (B) the excess of 100 percent over the applicable percentage described in clause (x).

     (iv) The Purchaser shall be responsible for the preparation and filing of all forms and documents required in connection with the Election. The Purchaser shall provide the Sellers with copies of (A) any necessary corrections, amendments, or supplements to Form 8023-A, (B) all attachments required to be filed therewith pursuant to applicable Treasury Regulations, and (C) any comparable forms and attachments with respect to any applicable state, foreign, or local elections included as part of the Election. The Sellers shall execute and deliver to the Purchaser within five (5) days of receipt by the Sellers such documents or forms as are required properly to complete the Election.

     (v) The Sellers and the Purchaser shall cooperate fully with each other and make available to each other such Tax data and other information as may be reasonably required by the Sellers or the Purchaser in order for the Purchaser to (A) timely file the Election and any other required statements or schedules (or any amendments or supplements thereto), (B) compute the Modified Aggregate Deemed Sale Price and the Deemed Sale Price Allocation and (C) compute the Election Tax Cost.

                                  ARTICLE IX

                                 MISCELLANEOUS


     9.1  Certain Definitions.  For purposes of this Agreement, the
          -------------------
following terms shall have the meanings specified in this Section 10.1:

     "Agreement"  shall have the meaning ascribed to such term in the recitals
      ---------
hereof.

     "Affiliate"  means, with respect to any Person, any other Person
      ---------
controlling, controlled by or under common control with such Person.

     "1996 Balance Sheet" shall have the meaning ascribed to such term in
      ------------------
Section 4.8 hereof.

     "1996 Balance Sheet Date" shall have the meaning ascribed to such term in
      -----------------------
Section 4.8 hereof.

     "Basket" shall have the meaning ascribed to such term in Section 7.2(a)
      ------
hereof.

     "Business Day" means any day of the year on which national banking
      ------------
institutions in New York and Charlotte, North Carolina are open to the public for conducting business and are not required or authorized to close.

     "Claim" shall have the meaning ascribed to such term  in Section 7.3(a)
      -----
hereof.

     "Class A Shares" shall have the meaning ascribed to such term in the
      --------------
recitals hereto.

     "Class B Shares" shall have the meaning ascribed to such term in the
      --------------
recitals hereto.

     "Closing" shall have the meaning ascribed to such term in Section 3.1
      -------
hereof.

     "Closing Balance Sheet" shall have the meaning ascribed to such term in
      ---------------------
Section 2.3(b) hereof.

     "Closing Date" shall have the meaning ascribed to such term in Section 3.1
      ------------
hereof.

     "Closing Statement" shall have the meaning ascribed to such term in Section
      -----------------
2.2 hereof.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.
      ----

     "Company" shall have the meaning ascribed to such term in the recitals
      -------
hereof.

     "Company's Accountants" shall have the meaning ascribed to such term in
      ---------------------
Section 2.3(b) hereof.

     "Company Property" shall have the meaning ascribed to such term in Section
      ----------------
4.12(a) hereof.

     "Contract" means any contract, agreement, indenture, note, bond, loan,
      --------
lease or other legally binding arrangement or agreement.

     "Deductible" shall have the meaning ascribed to such term in Section 7.2(a)
      ----------
hereof.

     "Demand Sale Price Allocation" shall have the meaning ascribed to such term
      ----------------------------
in Section 8.1(b) hereof.

     "Election" shall have the meaning ascribed to such term in Section 8.1(b)
      --------
hereof.

     "Election Forms" shall have the meaning ascribed to such term in Section
      --------------
8.1(b) hereof.

     "Election Tax Cost" shall have the meaning ascribed to such term in Section
      -----------------
8.1(b) hereof.

     "Employee Benefit Plan" shall have the meaning ascribed to such term in
      ---------------------
Section 4.16(a) hereof.

     "Environmental Law"  means any federal, state or local statute, regulation,
      -----------------
or ordinance, in any way relating to the protection of the environment including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. (S)9601 et seq.), the Hazardous
                                                  -- ----
Materials Transportation Act (49 U.S.C. App. (S)1801 et seq.), the Resource
                                                     -- ----
Conservation and Recovery Act (42 U.S.C. (S)6901 et seq.), the Clean Water Act
                                                 -- ----
(33 U.S.C. (S)1251 et seq.), the Clean Air Act (42 U.S.C. (S)7401 et seq.) the
                   -- ----                                        -- ----
Toxic Substances Control Act (15 U.S.C. (S)2601 et seq.), and the Federal
                                                -- ----
Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. (S)136 et seq.), and the
                                                             -- ----
regulations promulgated pursuant thereto.

     "Equipment" shall have the meaning ascribed to such term in Section 2.4
      ---------
hereof.

     "Equipment Adjustment" shall have the meaning ascribed to such term in
      --------------------
Section 2.5 hereof.

     "ERISA" shall have the meaning ascribed to such term in Section 4.16(a)
      -----
hereof.

     "ERISA Affiliate" shall have the meaning ascribed to such term in Section
      ---------------
4.16(a) hereof.

     "Escrow Agreement" shall have the meaning ascribed to such term in Section
      ----------------
2.6(a) hereof.

     "Escrow Amount" shall have the meaning ascribed to such term in Section
      -------------
2.6(a) hereof.

     "Estimated Purchase Price" shall have the meaning ascribed to such term in
      ------------------------
Section 2.3(a) hereof.

     "Estimated Purchase Price Adjustment" shall have the meaning ascribed to
      -----------------------------------
such term in Section 2.3(a) hereof.

     "Expenses" shall have the meaning ascribed to such term in Section 7.1(a)
      --------
hereof.

     "Financial Statements" shall have the meaning ascribed to such term in
      --------------------
Section 4.8 hereof.

     "GAAP" means generally accepted accounting principles set forth in the
      ----
opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the United States accounting profession, that are applicable to the circumstances as of the date of determination.

     "Governmental Body"  means any government or governmental or regulatory
      -----------------
body thereof, or political subdivision thereof, whether federal, state, local or foreign, or any agency, instrumentality or authority thereof, or any court or arbitrator (public or private).

     "Hazardous Material"  means any substance, material or waste which is
      ------------------
regulated by the United States, or any state or local governmental authority including, without limitation, petroleum and its by-products, asbestos, and any material or substance which is defined as a "hazardous waste," "hazardous substance," "hazardous material," "restricted hazardous waste," "industrial waste," "solid waste," "contaminant," "pollutant," "toxic waste" or "toxic substance" under any provision of Environmental Law.

     "Knowledge" means the actual Knowledge of a person after due inquiry of the
      ---------
person at the Company with the primary responsibility for such matter.

     "Law" means any federal, state, local or foreign law (including common
      ---
law), statute, code, ordinance, rule, regulation or other requirement of any governmental authority.

     "Leases" shall mean the real property leases between the Company and
      ------
Fletcher-Rigsbee, LLC to be entered into on the Closing Date relating to each of the Company Properties.

     "Legal Proceeding"  means any judicial, administrative or arbitral actions,
      ----------------
suits, proceedings (public or private), claims or governmental proceedings.

     "Lien" means any lien, pledge, mortgage, deed of trust, security interest,
      ----
lease, charge, option, right of first refusal, easement, servitude, transfer restriction under any shareholder or similar agreement, encumbrance or any other restriction whatsoever.

     "Losses" shall have the meaning ascribed to such term in Section 7.1(a)
      ------
hereof.

     "Material Adverse Change" means any material adverse change in the
      -----------------------
business, properties, results of operations and condition (financial or otherwise) of the Company, taken as a whole, excluding any change caused in whole or in part by any of the following: (i) general economic conditions, (ii) general industry or regulatory conditions and (iii) matters previously disclosed by the Seller in this Agreement, including the Schedules hereto.

     "Material Contracts" shall have the meaning ascribed to such terms in
      ------------------
Section 4.15 hereof.

     "Modified Aggregate Demand Sales Price" shall have the meaning ascribed to
      -------------------------------------
such term in Section 8.1(b) hereof.

     "Negative Purchase Price Adjustment" shall have the meaning ascribed to
      ----------------------------------
such term in Section 2.3(e) hereof.

     "Non-Competition Agreements" shall have the meaning ascribed to such term
      --------------------------
in Section 4.2 hereof.

     "Notice of Claim" shall have the meaning ascribed to such term in Section
      ---------------
7.4(a) hereof.

     "Order"  means any order, injunction, judgment, decree, ruling, writ,
      -----
assessment or arbitration award by any Governmental Body.

     "Other Assets" shall have the meaning ascribed to such term in Section
      ------------
4.13(a) hereof.

     "PBGC" shall have the meaning ascribed to such term in Section 4.16(e)
      ----
hereof.

     "Pension Plans" shall have the meaning ascribed to such term in Section
      -------------
4.16(a) hereof.

     "Permits"  means any approvals, authorizations, consents, licenses, permits
      -------
or certificates of any type from any Governmental Body.

     "Permitted Exceptions"  means (i) all defects, exceptions, restrictions,
      --------------------
easements, rights of way, encumbrances and Liens of record or disclosed in policies of title insurance which have been made available to Purchaser; (ii) statutory liens for current taxes, assessments or other governmental charges not yet delinquent or the amount or validity of which is being contested in good faith by appropriate proceedings, provided a reserve is established therefor in accordance with GAAP; (iii) mechanics', carriers', workers', repairers' and similar Liens arising or incurred in the ordinary course of business that are not material to the business, operations and financial condition of the property so encumbered or the Company, taken as a whole; (iv) zoning, entitlement and other land use and environmental regulations by any Governmental Body, provided that such regulations have not been violated in any material respect; and (v) such other imperfections in title, charges, easements, restrictions and encumbrances which do not materially detract from the value of or materially interfere with the present use of any Company Property subject thereto or affected thereby.

     "Person"  means any individual, corporation, partnership, firm, joint
      ------
venture, association, joint-stock company, trust, unincorporated organization, Governmental Body or other entity.

     "Positive Purchase Price Adjustment" shall have the meaning ascribed to
      ----------------------------------
such term in Section 2.3(e) hereof.

     "Purchase Price" shall have the meaning ascribed to such term in Section
      --------------
2.1 hereof.

     "Purchaser" shall have the meaning ascribed to such term in the recitals
      ---------
hereof.

     "Purchaser's Accountants" shall have the meaning ascribed to such term in
      -----------------------
Section 2.3(b) hereof.

     "Purchase Price Adjustment" shall have the meaning ascribed to such term in
      -------------------------
Section 2.3(d) hereof.

     "Purchase Price Certificate" shall have the meaning ascribed to such term
      --------------------------
in Section 2.3(c) hereof.

     "Purchaser Documents" shall have the meaning ascribed to such term in
      -------------------
Section 5.2 hereof.

     "Purchaser Indemnified Parties" shall have the meaning ascribed to such
      -----------------------------
term in Section 7.1(a) hereof.

     "Qualified Plans" shall have the meaning ascribed to such term in Section
      ---------------
4.16(c) hereof.

     "Real Property Lease" shall have the meaning ascribed to such term in
      -------------------
Section 4.12(a) hereof.

     "Receivables" shall have the meaning ascribed to such term in Section
      -----------
2.3(d) hereof.

     "Release"  means any release, spill, emission, leaking, pumping, injection,
      -------
deposit, disposal, discharge, dispersal, or leaching into the indoor or outdoor environment, or into or out of any property;

     "Remedial Action"  means all actions to (x) clean up, remove, treat or in
      ---------------
any other way address any Hazardous Material as required by applicable Environmental Law; or (y) perform pre-remedial studies and investigations or post-remedial monitoring and care with respect to matters under clause (x) above.

     "Securities Act" means the Securities Act of 1933, as amended.
      --------------

     "Sellers" shall have the meaning ascribed to such term in the recitals
      -------
hereto.

     "Sellers Documents" shall have the meaning ascribed to such term in Section
      -----------------
4.2 hereof.

     "Seller Indemnified Parties" shall have the meaning ascribed to such term
      --------------------------
in Section 7.1(b) hereof.

     "Sellers' Representative" shall mean Angus W. Mercer or such other
      -----------------------
individual as provided in the Irrevocable and Durable Power of Attorney, made and entered into as of October 24, 1997 by and among Angus W. Mercer and the shareholders of the Company signatories thereto.

     "September Balance Sheet" shall have the meaning ascribed to such term in
      -----------------------
Section 4.8 hereof.

     "Share Limitation" shall have the meaning ascribed to such term in Section
      ----------------
2.3(a) hereof.

     "Shares" shall have the meaning ascribed to such term in the recitals
      ------
hereof.

     "Subsidiary"  means any Person of which a majority of the outstanding
      ----------
voting securities or other voting equity interests are owned, directly or indirectly, by the Company.

     "Taxes"  means (i) all federal, state, local or foreign governmental taxes,
      -----
charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever and (ii) all interest, penalties, fines, additions to tax or additional amounts imposed by any taxing authority in connection with any item described in clause (i).

     "Tax Return"  means all returns, declarations, reports, estimates,
      ----------
information returns and statements required to be filed in respect of any Taxes.

     "UST" shall have the meaning ascribed to such term in Section 4.20(g)
      ---
hereof.

     9.2  Payment of Sales, Use or Similar Taxes.  All required sales, use,
          --------------------------------------
transfer, intangible, recordation, documentary stamp or similar Taxes or charges, of any nature whatsoever, applicable to, or resulting from, the transactions contemplated by this Agreement shall be borne by the Sellers. All recordation charges for recording any Memorandum of Lease with respect to the Leases shall be borne by the Company.

     9.3  Expenses.  Except as otherwise provided in this Agreement or
          --------
the Escrow Agreement, the Sellers and the Purchaser shall each bear its own expenses incurred in connection with the negotiation and execution of this Agreement and each other agreement, document and instrument contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby, it being understood that in no event shall the Company bear any of such costs and expenses.


     9.4  Specific Performance.  The Sellers acknowledge and agree that the
          --------------------

  this Agreement would
cause irreparable damage to the Purchaser and that the Purchaser will not have an adequate remedy at law. Therefore, the obligations of the Sellers under this Agreement, including, without limitation, the Sellers' obligation to sell the Shares to the Purchaser, shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.


     9.5  Further Assurances.  The Sellers and the Purchaser each agrees to
          ------------------
execute and deliver such other documents or agreements and to take such other action as may be reasonably necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby.


     9.6  Entire Agreement; Amendments and Waivers.  This Agreement (including
          ----------------------------------------
the schedules and exhibits hereto) represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought. No action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

     9.7  Governing Law.  This Agreement shall be governed by and
          -------------
construed in accordance with the laws of the State of North Carolina applicable to contracts made and to be performed wholly within the State of North Carolina and without regard to the conflict of laws principles thereof.

     9.8  Table of Contents and Headings The table of contents and section
          ------------------------------
headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.

     9.9  Notices.  All notices and other communications under this
          -------
Agreement shall be in writing and shall be deemed given when delivered personally or mailed by certified mail, return receipt requested, to the parties (and shall also be transmitted by facsimile to the Persons receiving copies thereof) at the following addresses (or to such other address as a party may have specified by notice given to the other party pursuant to this provision):


If to any Seller:

at their respective addresses set forth on Annex A

                    With a copy to:

                    Kennedy Covington Lobdell & Hickman, L.L.P.
                    100 North Tryon Street - Suite 4200
                    Charlotte, North Carolina  28202-4006
                    Attn: Marcus T. Hickman, Esq.
                    Facsimile No.:  (704) 331-7598

                    If to Purchaser, to:

                    United Rentals, Inc.
                    Four Greenwich Office Park
                    Greenwich, Connecticut  06830
                    Attn: Mr. John Milne
                    Facsimile No.:  (203) 622-6080

                    With a copy to:

                    Oscar D. Folger, Esq.
                    521 Fifth Avenue
                    New York, New York  10175
                    Facsimile No.:  (212) 697-9570

                    Weil, Gotshal & Manges LLP
                    767 Fifth Avenue
                    New York, New York 10153-0119
                    Attn:  Stephen M. Besen, Esq.
                    Facsimile No.:  (212) 310-8007

        9.10  Severability.  If any provision of this Agreement
              ------------
is invalid or unenforceable, the balance of this Agreement shall remain in effect.


        9.11  Binding Effect; Assignment .  This Agreement shall be binding
              --------------------------
upon and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity not a party to this Agreement except as provided below. No assignment of this Agreement or of any rights or obligations hereunder may be made by either the Sellers or the Purchaser (by operation of law or otherwise)
without the prior written consent of the other parties hereto and any attempted assignment without the required consents shall be void; provided, however, that
                                                        --------  -------
the Purchaser may assign this Agreement and any or all rights or obligations hereunder (including, without limitation, the Purchaser's rights to purchase the Shares and the Purchaser's rights to seek indemnification hereunder) to any Affiliate of the Purchaser so long as Purchaser remains jointly and severally liable for the assigned obligations with the assignee thereof. Upon any such permitted assignment, the references in this Agreement to the Purchaser shall also apply to any such assignee unless the context otherwise requires.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

                              UNITED RENTALS, INC.


                              By:
                                 ------------------------------------
                                 Name:
                                 Title:


                              ---------------------------------------
                              William Mark Rigsbee


                              ---------------------------------------
                              Laurey Mercer Rigsbee


                              ---------------------------------------
                              Angus Wilton Mercer


                              ---------------------------------------
                              Joyce Maxwell Mercer


                              ---------------------------------------
                              Thomas James Fletcher


                              ---------------------------------------
                              Holly Mercer Fletcher


                              ---------------------------------------
                              Kathy Mercer Caffey


                              ---------------------------------------
                              Kimberly Mercer Bowers

                                    ANNEX A

                                          Number of Shares Owned           Pro Rata        KCL&H
                                          ----------------------           Shares          Checks
                                                                           --------        -------
Seller                                    Voting      Non-Voting
------                                    ------      ----------
Angus W. Mercer                           16,667                           10%             $ 1,243,324.20
4500 Carmel Estates Road
Charlotte, NC  28226
SS No.:  ###-##-####

Joyce Maxwell Mercer                                  10,000               6%                  745,994.52
4500 Carmel Estates Road
Charlotte, NC  28226
SS No.:  ###-##-####

William Mark Rigsbee                                  30,000               18%               2,237,983.56
4900 Rea Road
Charlotte, NC  28226
SS No.:  ###-##-####

Laurey Mercer Rigsbee                                 30,000               18%               2,237,983.56
4900 Rea Road
Charlotte, NC  28226
SS No.:  ###-##-####

Thomas James Fletcher                                 30,000               18%               2,237,983.56
4600 Carmel Estates Road
Charlotte, NC  28226
SS No.:  ###-##-####

Holly Mercer Fletcher                                 30,000               18%               2,237,983.56
4600 Carmel Estates Road.
Charlotte, NC  28226
SS No.:  ###-##-####

Kimberly Mercer Bowers                                10,000               6%                  745,994.52
812 McNair Court
High Point, NC  27265
SS No.:  ###-##-####

Kathy Mercer Caffey                                   10,000               6%                  745,994.52
814 McNair Court
High Point, NC  27265
SS No.:  ###-##-####

Angus W. Mercer,                                                                           $   500,000.00
as Sellers' Representative

TOTAL                                                            $12,933.242.00